EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               ELECTRIC CITY CORP.


         1. Corporate Name. The name of the corporation (hereinafter, the "Corporation") is Electric City Corp.

         2. Registered Office and Agent. The address, including street, number, city and county, of the registered office of the Corporation is the State of Delaware is 1013 Centre Road, Wilmington, 13305 in the County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         3. Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000, consisting of 30,000,000 shares of Common Stock, with a par value of $0.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $0.01 per share (hereinafter, the "Capital Stock").

                  (a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The authority is expressly vested in the Board of Directors to establish and designate the series and to fix the rights, preferences, privileges and restrictions of any series of the Preferred Stock, including, without limitation, those relating to any dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms.

                  (b) Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be
                           submitted   to  a  vote   of   stockholders   of  the
                           Corporation.

                  (c) Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the board of directors of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  (d) Additional Issuances. At any time and from time to time while shares of











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                           Common Stock are  outstanding,  the  Corporation  may
                           create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

         5. Incorporator. The name and mailing address of the incorporator of the Corporation is Carol L. Helfrich, One IBM Plaza, Suite 3700, Chicago, Illinois, 60611.

         6. Additional Provisions. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, the following additional provisions are set forth and made a part of this Certificate of Incorporation:

                  (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be fixed by, or in the manner provided in, the by laws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the by laws. The election of directors need not be by ballot.

                  (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:

                           1. to make, alter, amend and repeal the by laws of the Corporation, except as otherwise provided or permitted under the General Corporation Law of the State of Delaware and except that any by law which , in accordance with the provisions of the by laws, may be altered, amended or repealed only by the stockholders may not be altered, amended or repealed by the directors;

                           2. subject to the applicable provisions of the by laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of the Corporation unless and until authorized so to do by resolution of the board of directors or the stockholders of the Corporation;

                           3. without the assent or vote of the stockholders of the Corporation, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeem ability, convertibility or otherwise, as the board of directors, in its sole









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                                    discretion,  may determine, and to authorize
                                    the  mortgaging  or  pledging,  as  security
                                    therefor,    of   any    property   of   the
                                    Corporation, real or personal, including after-acquired property;

                           4. to determine whether any, and if any, what part, of the surplus of the Corporation or, in the event there shall be no such surplus, of the net profits of the Corporation for the tem current fiscal year or the then immediately preceding fiscal year shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or such net profits;

                           5. to fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose; and

                           6. to establish bonus, profit-sharing or other types of incentive or compensation plans for employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.

                  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by laws of the Corporation.

                  (c) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by laws of the Corporation.

                  (d) Subject to any limitations in the by laws of the Corporation, the members of the board of directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

                  (e) If the by laws of the Corporation so provide, the stockholders and board of directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware at such place or places as may from time to time be designated by the board of directors.








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                           (f)      Whenever  a  compromise  or  arrangement  is
                                    proposed  between  the  Corporation  and its
                                    creditors   or  any  class  of  them  and/or
                                    between the Corporation and its stockholders
                                    or any class of them, any court of equitable
                                    jurisdiction  within  the State of  Delaware
                                    may, on the  application in a summary way of
                                    the   Corporation  or  of  any  creditor  or
                                    stockholder thereof or on the application of
                                    any receiver or receivers  appointed for the
                                    Corporation  under the provisions of Section
                                    291 of  Title S of the  Delaware  Code or on
                                    the  applications of trustees in dissolution
                                    or of any  receiver or  receivers  appointed
                                    for the Corporation  under the provisions of
                                    Section 279 of Title s of the Delaware Code,
                                    order a meeting of the creditors or class of
                                    creditors,  and/or  of the  stockholders  or
                                    class of stockholders of the Corporation, as
                                    the case may be,  to be  summoned  in such a
                                    manner  as  the  said  court  directs.  If a
                                    majority     in     number      representing
                                    three-fourths  in value of the  creditors or
                                    class   of   creditors,    and/or   of   the
                                    stockholders or class of stockholders of the
                                    Corporation,  as the case  may be,  agree to
                                    any  compromise  or  arrangement  and to any
                                    reorganization   of  the   Corporation,   as
                                    consequence    of   such    compromise    or
                                    arrangement,    the   said   compromise   or
                                    arrangement  and  the  said   reorganization
                                    shall,  if  sanctioned by the court to which
                                    the  said  application  has  been  made,  be
                                    binding  on all the  creditors  or  class of
                                    creditors, and/or on all the stockholders or
                                    class of  stockholders,  of the Corporation,
                                    as  the  case  may  be,   and  also  on  the
                                    Corporation.

         7. Indemnification and Insurance. The board of directors of the Corporation may, by resolution adopted from time to time, indemnity such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

         8. Liability of Directors. No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i)for any breach of the director's duty of loyalty to the Corporation or its stockholders
(ii) for acts or omissions not in good faith or which involves international misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.








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         9.   Amendment.   Any  of  the   provisions  of  this   Certificate  of
Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws. And all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Section 9.

         The undersigned, being the incorporator above named, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this certificate and does hereby certify that the facts stated herein are true; and the undersigned has hereunto accordingly set his hand.

Dated: May 6, 1998




                                                /S/ CAROL L. HELFRICH
                                                -----------------------------
                                                Carol L. Helfrich